UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
Ryder System, Inc.
 (Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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_____________________________________________________________________________

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
FRIDAY, MAY 1, 2020 AT 10:00 A.M., EASTERN DAYLIGHT TIME

The following press release and Notice of Change of Location (the “Notice”) supplement and relate to the proxy statement (the “Proxy Statement”) of Ryder System, Inc. (the “Company”), dated March 16, 2020, provided to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Friday, May 1, 2020. The Notice is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 20, 2020.

THIS NOTICE SHOULD BE READ CAREFULLY IN CONJUNCTION WITH THE PROXY STATEMENT.

On April 20, 2020, Ryder System, Inc. issued the following press release:
RYDER PROVIDES ADDITIONAL INFORMATION
REGARDING ITS MAY 1, 2020 ANNUAL MEETING OF SHAREHOLDERS
MIAMI, April 20, 2020--Ryder System, Inc. (NYSE: R), a leader in commercial fleet management, dedicated transportation, and supply chain solutions, announced today it has changed its 2020 Annual Meeting of Shareholders (the “Annual Meeting”) from an in-person meeting to a virtual-only meeting in response to the current public health guidance regarding the coronavirus (COVID-19) pandemic and out of an abundance of caution for the safety of participants. There will be no physical meeting, and shareholders will not be able to attend the Annual Meeting in person. Ryder intends to return to in-person annual meetings in future years after public health conditions have improved.
Shareholders of record as of the close of business on March 6, 2020 can find additional details regarding participation in the Annual Meeting at www.virtualshareholdermeeting.com/R2020 and in Ryder’s additional proxy materials filed with the Securities and Exchange Commission on April 20, 2020. As always, shareholders may vote and submit their proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting or vote during the Annual Meeting by following the instructions available on the meeting website.

About Ryder
Ryder is a Fortune 500® commercial fleet management, dedicated transportation, and supply chain solutions company. The company’s stock (NYSE: R) is a component of the Dow Jones Transportation Average and the S&P MidCap 400® index. Ryder, which provides commercial truck rental, truck leasing, used trucks for sale, and last mile delivery services, has been named among “The World’s Most Admired Companies” by Fortune, as well as one of “America’s Best Employers” and “America’s Best Employers for Women” by Forbes. The company is regularly recognized for its industry-leading practices in third-party logistics, environmentally friendly fleet and supply chain solutions, world-class safety and security programs, and hiring of military veterans. For more information, visit www.ryder.com or our newsroom, and follow us on Facebook, LinkedIn, and Twitter.

Contacts:    Media:                        Investor Relations:
Amy Federman                    Bob Brunn
(305) 500-4989                (305) 500-4210
_____________________________________________________________________________

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 1, 2020
April 20, 2020

Dear Shareholder:

Due to the emerging public health impact of the coronavirus outbreak and in an effort to support the health and wellbeing of our shareholders, employees, directors, and communities, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of Ryder System, Inc. (the “Company”) has been changed. The previously announced date and time of the meeting (Friday, May 1, 2020 at 10:00 a.m., Eastern Daylight Time) will not change. However, the Annual Meeting will be held solely by remote communication, in a virtual-only format. You will not be able to attend the Annual Meeting in-person. The Company intends to return to in-person annual meetings in future years after public health conditions have improved.

Shareholders of record as of the close of business on March 6, 2020 may attend the Annual Meeting and vote their common shares during the Annual Meeting at www.virtualshareholdermeeting.com/R2020. Shareholders will need their 16-digit control number, which can be found on their proxy card or voting instruction they received previously, to access the virtual meeting website. We encourage shareholders to access the meeting at least 15 minutes prior to the meeting start time. Instructions for shareholders who wish to ask questions at the Annual Meeting will be available on the meeting website.

Whether or not shareholders plan to attend the Annual Meeting, the Company urges each shareholder to vote and submit their proxy in advance by one of the methods described in the proxy materials that were issued beginning on March 16, 2020. The notice of internet availability or proxy card included with the materials previously distributed will not be updated to reflect the change in location to a virtual meeting only and may continue to be used to vote your shares in connection with the Annual Meeting.

On behalf of our Board of Directors, thank you for your continued support.

Robert D. Fatovic
Executive Vice President, Chief Legal Officer and Corporate Secretary
April 20, 2020

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 1, 2020: The Annual Meeting on Friday, May 1, 2020 at 10:00 a.m., Eastern Daylight Time, will be accessible at www.virtualshareholdermeeting.com/R2020. Our Proxy Statement and Annual Report may be accessed at www.proxyvote.com.